Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 23, 2023, with respect to the financial statements of Shattuck Labs, Inc., incorporated herein by reference.
/s/ KPMG LLP
Austin, Texas
February 23, 2023